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                                                   [HANOVER DIRECT LOGO]
FOR IMMEDIATE RELEASE

CONTACT:       Hanover Direct, Inc                      The MWW Group
               Brian C. Harriss                         Jamie Schwartz
               E.V.P & Chief Financial Officer          Rich Tauberman
               Tel: (201) 272-3224                      Tel: (201) 507-9500


HANOVER DIRECT ANNOUNCES DATE AND TIME FOR THIRD QUARTER 2001 RESULTS CONFERENCE
                                      CALL

WEEHAWKEN, NJ, November 8, 2001 -Hanover Direct, Inc. today announced that a conference call with the management of Hanover Direct, Inc. to review the Fiscal 2001 third quarter and year-to-date operating results and ongoing strategic restructuring activities will be held on Wednesday, November 14, 2001 at 11 a.m. Eastern Standard Time. If you would like to participate in the call, please call 646-862-1069 between 10:50 a.m. and 10:55 a.m. Eastern Standard Time. The call will begin promptly at 11:00 a.m. Eastern Standard Time. A re-play of the conference will be available from 1:00 p.m. Eastern Standard Time on Wednesday, November 14, 2001 until 11:59 p.m. Eastern Standard Time Thursday, November 15, 2001 and can be accessed by calling 800-633-8284 (domestic) and 858-812-6440 (International) and entering the Reservation No.: 19976436.

ABOUT HANOVER DIRECT, INC.
Hanover Direct, Inc. (AMEX: HNV) and its business units provide quality, branded merchandise through a portfolio of catalogs and e-commerce platforms to consumers, as well as a comprehensive range of Internet, e-commerce, and fulfillment services to businesses. Hanover Brands, Inc. is comprised of the Company's catalog and e-commerce web site portfolio of home fashions, apparel and gift brands, including Domestications, The Company Store, Company Kids, Encore, Silhouettes, International Male, Undergear, Scandia Down, and Gump's By Mail. The Company owns Gump's, a retail store based in San Francisco. Each brand can be accessed on the Internet individually by name. erizon, Inc. is comprised of Keystone Internet Services, Inc. (www.keystoneinternet.com), the Company's third party fulfillment operation, and also provides the logistical, IT and fulfillment needs of Hanover Brands, Inc. Information on Hanover Direct, including each of its subsidiaries, can be accessed on the Internet at www.hanoverdirect.com.


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